Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM  TO TORREYPINES THERAPEUTICS, INC.

We consent to the inclusion in this Form 8-K/A of TorreyPines Therapeutics, Inc. of our report dated March 24, 2006, with respect to the consolidated financial statements of TPTX, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

December 8, 2006